Exhibit 10.4

Ocean engine customer service phone number: 400-618-1518

IN ACCORDANCE WITH ITEM 601 OF REGULATION S-K, CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THE EXHIBIT BECAUSE IT IS BOTH (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [*] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Ocean Engine Agent Data Promotion Business Cooperation Agreement

Contract number: CONT   20231128065475

Party A: [Henan Ocean Engine Information Technology Co., Ltd.]

Company address: [901,9th Floor, Building A, Zhengzhou Press Building, No.1 Boti Road, Zhongyuan District, Zhengzhou, Zhengzhou, Henan Province]

Contact person: [Zhang Meng]

Contact phone number: [/]

Contact email address: [zhangmeng.walker@bytedance.com]

Mailing address: [901,9 / F, Building A, Zhengzhou Press Building, No.1 Boti Road, Zhongyuan District, Zhengzhou City, Zhengzhou City, Henan Province]

(The email address of Party A’s contact person or the email address with the suffix @bytedance.com agreed in this Agreement is valid for Party A to send and receive notices E-mail)

Party B: [Beijing HaoXi Digital Technology Co., Ltd.]

Company address: [801, Block C, Floor 8, Floor 103, Huizhongli, Chaoyang District, Beijing]

Contact person: [Qi Jie]

Tel.: [18920090089]

WeChat ID: [18920090089]

Contact email address: [qijie @haoximedia.com]

Mailing address: [801, Block C, Rock Times Building, No.8, Anli Road, Chaoyang District, Beijing]

(The email address of Party A’s contact person or the email address with the suffix @bytedance.com agreed in this Agreement is valid for Party A to send and receive notices E-mail)

Party A and Party B shall entrust Party A to Party B in accordance with the current effective laws, regulations, rules and regulations and national standards of the People’ s Republic of China The data promotion services provided by the clients of the agency shall be signed through friendly negotiation. Party B confirmed the “Ocean Engine” on the Ark platform of the Ocean Engine The Ocean Engine Ark Platform Service Agreement (URL: https://lf3-cdn-tos.draftstatic . com/obj/ies-hotsoondraft/agent_web/user_protocol.html, hereinafter referred to as the “Online Agreement”) and the data promotion platform may release information about the Ark Platform

The data promotion service and other related agreements, platform rules, policies, specifications, service usage rules, notices, etc. are all based on this Components of the Agreement. The data promotion platform has the right to update the aforesaid agreements, rules, notices and contents from time to time, and will update them through the web page Announcements, site letters, e-mails telephone or letter communications, etc., shall be deemed to have been delivered at the time of announcement or sending Party B shall be binding on Party B.

Ocean engine customer service phone number: 400-618-1518

Part I, Terms of business

Article 1 Matters and definitions of cooperation

1.	Party B entrusts Party A to provide data promotion services to the customers represented by Party B in accordance with the provisions hereof, and shall therefore pay the agreed data promotion fees to Party A.

2.	Party A authorizes Party B to be a comprehensive agent outside the country except for local industry advantages, automobile manufacturers, automobile dealers and real estate developers. (Party A has the right to unilaterally adjust and change the scope and term of Party B’s agency, and the details shall be subject to Party A’s notice). During the agency term (The duration of this agreement), Party B can only represent the data promotion service within the scope authorized by Party A, and shall not conflict with the advantageous agents of Party A and Party A’s affiliates involved in the business in the region. Party b and agent between clients or any legal relationship, party b shall be in the name of its agent clients signed corresponding agreement and as the agreement parties directly enjoy the rights and obligations, party b and its agent clients shall specify their respective scope of work, specific service items, service standards, etc. Party B shall not refuse to perform this Agreement for any reason between it and its agent client. In case of any dispute or dispute arising from Party B’s violation of the agreement signed with the agent or the unclear agreement with the agent, Party B shall settle the dispute with the agent.

3.	Data promotion platform: refers to the Ocean Engine Ark platform legally operated by Party A or Party A's affiliated companies (website: https: / /agent.ocean engine .com /), huge advertising platform (including client applications and websites, website: https: / / ad.ocean engine .com/) and platforms used to provide specific types of data promotion and related services, functions, etc.,data promotion, cost statistics, data query, analysis material management and other services (subject to the actual provision of the platform).

4.	Ocean engine Ark Platform: refers to a service and management platform legally operated by Party A or Party A’s affiliated companies, which can provide services such as contract signing, customer follow-up, business process, optimized delivery, intelligent data analysis and other services (subject to the actual provision of the platform), hereinafter referred to as “Ark Platform”.

5.	Platform rules: refers to the data promotion platform, traffic network platform, huge engine workbench and subsequent increase related platform (hereinafter referred to as the “platform”) has been released or may release in the future of normative documents, including but not limited to party b and party B agent clients use the relevant services and functions required to comply with the agreement, rules, specifications, notice, agreement, policy, announcement, etc. In case of any change in the name, operating subject and website / domain name of each platform hereunder, the notice shall be subject to it and the change shall not affect the validity of this Agreement.

6.	Restrictions: means each platform in accordance with this Agreement, online agreement, platform rules or relevant laws and regulations, Restriction measures taken in part or all of party B and Party B’s agent customers and the accounts of Party B, Party B’s customers and their related parties, Including but not limited to closing down accounts; Limit the account opening; Freeze the cash balance and preferential rights and interests in the account (including grants, rebate red envelopes, coupons, etc.); Limit the participation in various activities held by various platforms; Limit data promotion and delivery (including restricted promotion content, promotion and display, promotion objectives and objects, etc.); limit rebates and incentive distribution; Intercept the refund; Other restrictions on data promotion functions and service use.

Ocean engine customer service phone number: 400-618-1518

7.	Party b products or promotion products, refers to party b agent to promote goods, services or any other legal publicity object (including but not limited to brand, studio, shops, website, APP, etc.), party b guarantees that party b and party b customers are required to perform this agreement including but not limited to copyright, trademark, portrait, etc required for data promotion of the legal rights or full authorization.

8.	Performance behavior: refers to the business behavior related to the promotion of the products and the link behavior after data promotion, specifically the marketing, transaction and after-sales behavior in the process of providing the goods or services provided by the user after browsing and clicking on the promotion content.

9.	Traffic network platform: party b can according to the platform rules and guidelines for the corresponding selection, Settings or operation, can also be in accordance with the way of this agreement, through the data provided by party a, the content material display in party a’s affiliated client applications, websites, small programs and other partners network platform, applications (hereinafter referred to as the “traffic network platform”) related page, interface or location and / or use and enjoy the corresponding services and functions.

10.	Data promotion services, including one or a combination of the following methods:

1)	Publish and promote the content for Party B’s products in the form of text, pictures, audio, video and live broadcast on the streaming network platform;

2)	Party B shall provide the content of describing, introducing or promoting. Party B’s products in the main form of text, and publish it on the traffic network platform;

3)	Party B shall provide the network / download link address and publish it on the traffic network platform. Users of the traffic network platform can jump to the corresponding page by clicking the link to view the information or purchase / use specific services, products or download APP products. Party B shall guarantee the legality of the landing page pointed to by the jump link and its content, and the provided products and qualifications;

4)	Paid search services to promote goods, services or other promotional objects;

5)	Other data promotion services that can be used to promote Party B’s products. Party B is aware of and confirms that the data promotion services hereunder shall, no matter whether Party B orders and confirms offline by email or implements the online accounts of Party B and Party B, shall abide by this Agreement and Party B shall comply with the association Agree to assume the responsibilities and pay the corresponding expenses.

11.	Promotion content or content materials: refers to the keyword information and website information submitted by Party B or its agent customers; If Party B or its agent client designs and produces by itself or entrusts others to design and produce or uses others to design and produce with effective authorization, To display the information and content of Party B’s products; And the information submitted and displayed by Party B when using the relevant functions of the Services herein, Including but not limited to all forms of text, pictures, flash, audio, video, live broadcast and its images, portraits, names, logo, trademarks, brands, music, music, sound, lines, visual design and other components, The content material includes the landing page itself.

12.	Floor page: refers to the page to which the link contained in the content material points, that is, the page jumped to by the user or the redirected page.

Ocean engine customer service phone number: 400-618-1518

13.	Creative optimization function refers to the following functions provided by the data promotion platform for Party B’s content materials:

1)	Live broadcast of high-quality clips. Promotion studio, live content (including but not limited to text, pictures, audio, video and other forms of content and its image, portrait, name, logo, trademark, brand, brand, music, sound, lines, visual design all components) can be intelligent clips (including but not limited to selection, choice, decomposition, group) and processing (including but not limited to add subtitles, music, pictures, video), form high quality fragments to promote live content belongs to the studio;

2)	Dynamic creative function. This function dynamically optimizes the promotion content of Party B according to the search keywords and crowd characteristics, including but not limited to adjusting the promotion content title and genre, intelligent display of creative components and short video interactive data, and open the function of live quality clips;

3)	programmatic creative function. According to Party B’s title, pictures, videos and other promotional content, intelligent splicing combination, dynamic optimization;

4)	Creative derivation function. According to party B’s content materials, intelligent generation of creative ideas, in order to enrich the promotion content.

14.	Self-made programs and specific activities: refers to videos, micro-dramas, films and TV dramas, variety shows, sports events or live and live evening parties shot and produced by Party A, / or Party A’s affiliated company or commissioned by a third party, or have the right to embed commercial content.

15.	Huge engine account, refers to the party b agent customers use email, phone number or third-party account authorized login, in access to huge engine account system of the business platform (business platform list of huge engine working bench public) registered account synchronous generated account, can be used to access and login access huge engine account system of the business platform.

16.	Ocean engine workbench refers to a comprehensive platform that provides full-link business activity management, operation and technical service support for users of massive engine accounts (website: https://business.ocean engine.com /), cross- account pooling, role authorization, multi-scene marketing, query and allocate authority, operate assets and funds, and analyze full product data.

Article 2. Period of cooperation

1.	The cooperation period between Party A and Party B is from 2024 year 01 moon 01 Date to 2024 12 moon 31 At the following date, the data promotion service under this Agreement shall be terminated upon the expiration of the aforesaid cooperation period. If this Agreement is terminated or terminated in advance, the above cooperation period shall expire on the date of early termination / termination.

Ocean engine customer service phone number: 400-618-1518

2.	If the cash balance of prepaid, but not consumed (“cash balance”) and Party B chooses to continue, the cash balance may only be used for bidding data promotion within three natural months after the expiration of this Agreement (hereinafter referred to as the “extension period”) and shall be carried out in the extension period, except as otherwise agreed by both parties; the accounts and accounts of Party B and Party B upon expiration of the extension period. After the expiration of the cooperation period hereof, Party B shall not renew the recharge under this Agreement, and can only consume the aforementioned cash balance during the extension period. The consumption generated after the expiration of this Agreement and the consumption during the extension period shall not be used for the accounting of rebates, incentives and other similar preferential policies by both parties.

Article 3 Data promotion method

1.	Non-bidding data promotion

1)	Non-bidding data promotion includes but is not limited to CPT (fixed package loss), CPM advertising, CPV advertising, special project resource package (such as self-made programs and specific activity data promotion) and other non-standard resources.

2)	For non-bidding data promotion, the specific time, location price and other elements of data promotion shall be determined by the Data Promotion Order (hereinafter referred to as the “Order”) signed by both parties before or confirmed through the valid mailbox and data promo tion platform of the data promotion. If Party B issues an order through email or data promotion platform, the order shall be deemed to be the true intention of Party B and shall have legal effect and binding force on Party B. The order shall come into force after Party A confirms the effective email as agreed herein or after successfully placing the order on the data promotion platform. Party B knows and confirms that Party A shall log in the data promotion background by itself or upon authorization of the third party and check the account of Party B and its agent customers in accordance with the provisions of the order, and confirm the relevant online agreements and rules for party B on behalf of some functions, so as to realize the promotion and delivery of non-bidding data.

3)	after the success of the order, party a has inventory lock and reserve corresponding resources, if the data promotion platform and the party a and affect the normal, timely and continuous situation, will lead to the corresponding waste of resources, party b shall still in accordance with the order to pay the corresponding data promotion fees and party a does not bear any responsibility. The foregoing circumstances include but are not limited to: Party B fails to upload the content materials in time, If party B’s content material / data promotion plan fails to pass the review, Party B’s content material / data promotion plan violates laws and regulations and platform rules, resulting in the plan being offline, If there is any abnormality in the agent client account of Party B / Party B (including but not limited to, the account is closed and cannot be released, Account qualification expires, no upload or change, Or other abnormal situations where restrictions are taken according to the platform rules), The products promoted by Party B are not in the normal display state, Party B’s operation leads to the suspension of delivery (including the investment editor triggering the re-approval, modification of the traffic network platform account for promotion and authorization cooperation, modification of the promoted products, self-suspension, etc.), As well as the suspension, interruption, termination, failure to timely and continuous release of Party B’s data promotion plan caused by other non-data promotion platform and reasons other than Party A.

4)	During the cooperation period of this Agreement, if Party B changes the effective order, it shall notify Party A 30 days in advance and party A confirms it. Both parties shall sign or confirm the changed order separately, otherwise, the order shall be deemed to have not changed, and party A and Party B shall still execute and settle the order in accordance with the effective order before the change. The order confirmed by Party B on the data promotion platform shall be changed in accordance with the rules and requirements of the data promotion platform.

2.	Bidding data promotion: including but not limited to CPM (oCPM) (according to the advertising charge), CPC (according to the advertising click charge) bidding, party b shall, in accordance with the data promotion platform rules and the operation guidelines to online bidding data promotion, once party b meet the service clinch a deal the bidding conditions, party b promotion content will be according to the data promotion platform optimization on the model, in particular Location, the display of independent or aggregated forms in a specific manner.

Ocean engine customer service phone number: 400-618-1518

3.	Party B knows and confirms that: if Party B has selected the preferred media or scenario on the data promotion platform, Party B’s promotion content will be delivered mainly according to the media or scenarios selected by Party B, If there are multiple preferred media or scenarios, limited by content materials, platform rules, bidding strategy, some media or scenarios may be unreleased. Meanwhile, in order to provide Party B with better data promotion service to Party B, the data promotion platform may optimize the promotion content and format of Party B’s content and intelligently expand to other traffic scenarios.

4.	Based on the requirements of laws and regulations, risk control requirements, platform rules adjustment, user rights and interests protection and experience, optimize data promotion services and based on continuous optimization of the model and strategy, the confirmation and authorization of party b data promotion platform to adjust and optimize content material, size and format requirements, on the location and form, data promotion, etc., optimization including but not limited to add anchor, marketing components, logo or logo, and other customer content material aggregation display or open all or part of the creative optimization function, specific to data promotion platform actual execution. If the content materials do not have or lack the specific data promotion service attributes, Party B authorizes Party A and the data promotion platform to properly edit and replace Party B’s content materials for adaptation and display.

5.	Special agreement on the promotion of self-made programs and data promotion of specific activities

1)	such as party b in homemade programs and specific activities show and promote content material, enjoy the corresponding rights and interests, homemade programs and specific activities will reflect the corresponding rights and interests (specific rights and interests shall be subject to both parties), rights and interests in the form of homemade programs and specific activities in the final form, data promotion after the expiration of the period, party a has the right to party b content material, rights and offline or replace processing. Unless otherwise agreed by both parties, all homemade programs and specific activities related intellectual property rights to party a or party a affiliated party companies, without the written consent of party a, party b may not in any form in other promotion, channels to use the homemade programs and specific activities or authorization, transfer to any third party, or party a shall cause party a and party a affiliates shall be liable for compensation for all losses.

2)	party b has the right to and here irrevocably authorize party a and party a affiliates worldwide, not exclusive, can be authorized in, program and specific activities, programs and specific activities, traffic network platform promotion medium use content material of party b, party a and party a affiliates have the right to modify the corresponding content, copy, adaptation, translation, assembly or make derivatives. Party A shall use the content materials provided by Party B according to the purpose and purpose agreed upon by both parties, and shall not abuse or infringe on Party B’s legitimate and legitimate interests or devalue Party B’s image.

3)	Party B is aware of and confirms that any rights and interests of Party B cannot be realized, including broadcast, suspended or postponed, etc., which is not due to Party A or factors beyond Party A’s control, The above shall not be deemed as party A’s breach of contract, Party A shall not bear any compensation liability to Party B (including but not limited to compensation for errors and losses, etc.), The expenses actually incurred by the parties (including but not limited to the consideration of party B’s used rights and resources, etc.) for the part performed under the corresponding order, The production expenses actually invested by Party A shall be settled by both parties after signing a supplementary agreement.

Ocean engine customer service phone number: 400-618-1518

4)	Factors that cannot be controlled include but are not limited to: the programs, columns and specific activities involved in the delivery project have not been approved, filed or allowed by the relevant government examination and approval authorities, Or the applicable laws, policies or government regulatory requirements during the cooperation period, Or if sports events and evening parties are stopped or postponed due to force majeure, social and public events, government requirements or control, As a result, programs, columns and specific activities cannot be online, postponed, modified or postponed and still cannot obtain administrative approval or record review, and the implementation of the project content ( including but not limited to the host, actors, guests, director and shooting environment) needs to be changed; For major events or news or live programs broadcast by Party A or Party A’s affiliated companies, Equipment maintenance overall revision and other reasons caused by the program and project arrangement adjustment and other situations.

5)	If offline activities are involved, Party B shall be responsible for the personal and property safety of its personnel, materials and equipment and cooperate with the on-site management of the activities (including but not limited to property, safety, fire control, epidemic prevention, etc.).

6)	If the data promotion cooperation of self-made programs and specific activities is suspended or terminated early due to party B or Party B’s agent customers, Including but not limited to canceling all or part of the cooperation, Party B and Party B’s clients and / or the relevant personnel of Party B and Party B’s clients ( including but not limited to operators, senior executives and spokesmen) have illegal, negative events or improper behaviors, In party A’s judgment, the continued cooperation will affect the reputation of Party A and / or Party A’s affiliated companies, Then Party B shall pay the promotion expenses corresponding to the interests and resources used before the suspension / termination, at the same time, The production costs of self-made programs and specific activities shall be borne by Party B, And Party B shall be liable for all the losses of Party A and Party A’s affiliated companies.

6.	Party b know and confirm: data promotion results and effects are affected by various factors, including but not limited to party b product status, content material quality, operation, performance behavior and external competition environment change, but no matter what kind of data promotion and billing, party a and the platform to party b and party b agent customers use the promotion effect of this agreement and product sales, brand image, business performance, investment income make any express or implied commitment.

Article 4 Data promotion expenses

1.	In order to ensure the continuous use of the relevant services under this Agreement, Party B shall timely renew the fees. If Party B’s failure to renew the fee in time is offline, Party A shall not assume any responsibility and Party A reserves the right to terminate this Agreement.

2.	Billing method According to the specific method of data promotion agreed by Party A and Party B, Party B shall settle and pay the fees to Party A in the corresponding billing method (including CPT, CPM, CPC, oCPM, etc.); the billing currency: RMB.

3.	If there is an unspent cash balance in the account of Party B and Party B’s agent customer before the signing of this Agreement, Party B confirms that the aforementioned unspent cash balance shall be transferred to this Agreement and shall be executed in accordance with this Agreement.

Ocean engine customer service phone number: 400-618-1518

4.	Payment period

1)	Party B shall pay Party A the data promotion fee for the bidding data promotion within the period agreed as below:

Party B shall pay before data promotion (i. e. prepaid). Party B shall pay the promotion fee to Party A and pay the payment before data promotion. Each natural month is the settlement period, and both parties shall timely calculate the promotion expenses incurred in the previous period in each settlement period, and Party A shall receive Party B Party A shall timely provide an equal invoice to Party B after issuing the sealed order or the Data Promotion Settlement Form.

2)	For the promotion of non-bidding data by Party B, party B shall pay the data promotion fee to Party A within the period agreed below:

Party B shall pay before data promotion (i. e. prepaid). Party B shall pay the promotion fee to Party A and pay the payment before data promotion. Each natural month is the settlement period, and both parties shall timely calculate the promotion expenses incurred in the previous period in each settlement period, and Party A shall receive Party B

Party A shall timely provide an equal invoice to Party B after issuing the sealed order or the Data Promotion Settlement Form. Party B knows and confirms that, for the promotion of non-bidding data included in the special project resource package, Party A shall have the right to unilaterally adjust the payment period agreed herein, and the adjusted payment period and payment method shall be subject to the supplementary agreement or confirmation by email separately signed by both parties.

5.	Party B knows and confirms that for the promotion of bidding payment data, even if Party B adopts non-prepaid payment method, if there is a cash balance in the client account of Party B and Party B, party B will have priority to consume the cash balance. After the cash balance is consumed, Party B shall pay according to the above payment. The term agrees to pay the data promotion fee to Party A.

6.	Invoice type: The invoice items issued by Party A are: promotion fee / advertising fee / advertising fee, and the types of invoice issued by Party A for Party B are: VAT special invoice / VAT ordinary invoice.

7.	Party B shall make payment to Party A by means of bank transfer or display on the data promotion platform. Party A shall not accept other payment methods, and the settlement currency is RMB. Party A’s collection bank account information is as follows:

Account name: [*]

Bank of deposit: [*]

Bank Account Number: [*]

8.

After the expiration of the cooperation period of this agreement, party b and party b agent in the account of other non-cash amount shall not continue to be used for data promotion and consumption, such as party b and the agent customer account of cash amount is still in the data promotion and consumption, party b agrees and guarantee that party a immediately pay the consumption of non-cash amount of the corresponding data promotion expenses.

Ocean engine customer service phone number: 400-618-1518

9.	If party b take the prepaid payment, even if the payment period does not expire, as long as party a has a reasonable reason to think that party b is or is unable to pay or overdue payment risk or within the deadline, the party a has the right to suspend party b data promotion, immediately offline is the content of the material and require party b to pay the fee immediately, and have the right to party b payment from “consumption before payment” mode to “prepaid” or require party b to pay a certain amount of deposit.

10.	Party b authorized party a, party a affiliates and transferee have the right to from party b and party b affiliates prepaid fees, account balance, rebates and incentive amount, and party a or party a affiliates in accordance with other agreement of the relevant payments from party b and affiliates shall be to party a, party a affiliates and the transferee pay, return or compensation of the related expenses or used to make up the relevant deposit. At the same time, for party b or party b affiliates such as in the process of using data promotion service use of other third party services, products and shall pay the agreed to the third party, party b authorized party a, party a affiliates and assignee shall have the right to directly deduct from the payment to pay party b and party b associated company shall pay the related fees to the third party.

Article 5 Cooperation policy

1.	Party B confirms that, during the cooperation period of this Agreement, Party A shall have the right to set the assessment cycle and set the assessment indicators within the assessment period (which shall be subject to Party A). Party A shall assess the completion of each assessment cycle of Party B and the completion of the previous relevant assessment indicators. If any of the assessment indicators of Party B fails, Party A shall have the right to immediately terminate this Agreement and without any liability for breach of contract / compensation.

2.	During the cooperation period of this agreement, if party b through this agreement contact or account application and confirmed to party a approved data promotion distribution policy or return policy (hereinafter referred to as “framework policy”, including but not limited to policy content, policy actual implementation and margin and other related content), party b confirmed the framework policy content are party b true meaning, have legal effect and binding on party b. If a written agreement is signed on the framework policy, it shall be subject by the written agreement.

Ocean engine customer service phone number: 400-618-1518

Part II, General Terms

Article 1. Users’ personal information and data protection

1.	Under this Agreement, both Party A and Party B shall handle the user’s personal information in accordance with the requirements of relevant laws and regulations. The data Provider promises that the data provided to the recipient complies with the provisions of laws and regulations and has obtained the authorization of the relevant personal information subject, and does not contain any infringement The legitimate rights and interests of the third party. The data receiver undertakes to protect the security of personal information in ways and necessary measures in accordance with the requirements of relevant laws and regulations, and handles the relevant personal information in accordance with the provisions of laws and regulations, the aforementioned authorized consent of the personal information subject and the provisions of this Agreement.

2.	Party a, party a’s associated companies and the platform shall have the right to be based on data promotion compliance investigation, violations and processing, data promotion analysis and optimization, service provision, problems, risk control and internal audit, view party b and party b agent customer data promotion and on the relevant content and data, collect party b promotion content exposure, display and other relevant information.

3.	In order to optimize and provide data promotion services more in line with market demand, Party B authorizes Party A or Party A’s affiliates to have the right to migrate relevant data in various platform accounts and / or accounts among platforms, so as to realize the purpose of providing and optimizing data promotion services.

4.	For the purpose of checking and ensuring the service quality provided by Party B for its agent clients, Party B authorizes Party A to have the right to provide party B’s subject identity, operation and data promotion related information to Party A’s affiliates and various platforms for inspection and analysis.

Article 2. Platform account

1.	The accounts registered and opened by Party B and its agents ‘customers (including but not limited to the data promotion platform accounts and massive engine accounts) on each platform shall only be used by Party B, Party B’s agent customers and corresponding authorized subjects. Without the written consent of Party A, the gift, borrowing, lease, transfer or sale in any form is prohibited. In order to ensure the security of the login account and password (“Login Information”) and the legitimate rights and interests of Party B and Party B’s customers, if the customer accounts of Party B and Party B are not logged in and used for a certain consecutive time, Party A has the right to re-verify the identity of Party B and Party B’s customer accounts in accordance with the operation procedures of each platform.

2.	Party B shall bear all legal liabilities for the activities and behaviors of logging in, accessing and operating party B and party B’s agent customer accounts (including but not limited to signing / confirming the agreement online, allocating and operating the account or conducting data promotion, etc.), including but not limited to assuming responsibilities and paying data promotion expenses as agreed herein.

Ocean engine customer service phone number: 400-618-1518

3.	Party b know and confirm: if party b or party b agent clients in accordance with the platform guidelines and rules and party b / agent clients confirm the agreement, to party b or party b agent account operation, including but not limited to authorized binding other platform account, provide or accept data, material authorization, party b confirm the aforementioned operation has full authorization and authority, and make operation platform prompt, instructions, rules and agreement to party b and / or party b agent has full legal effect and binding force, party b shall bear all legal responsibility for the aforementioned operation. Any dispute or dispute arising from the aforementioned operations and related matters shall be handled and settled by Party B and Party B on behalf of customers or other relevant third parties, and has nothing to do with Party A, Party A’s affiliates and all platforms.

4.	Party B and Party B’s customers shall properly keep their login information and ensure the security and confidentiality of the account. They shall not share, resell, lease or lend the login information or the relevant resources in Party B’s customer account to a third party. Party A shall only judge whether the login information based on the login information has the right to access and use the account, and assume that the person who uses the login information to login, access and operate Party B and Party B’s customer account is the person of Party B / Party B’s customer or the authorized subject of Party B / Party B’s customer. In case of any improper use or misoperation of the account, including or placing the operation page in an unsafe environment after logging in the account, Party B shall bear the corresponding responsibilities and consequences. If Party B is aware of any illegal use of Party B / Party B’s customer account or any security loophole in Party B / Party B’s customer account, it shall immediately notify Party A, and Party B shall bear the losses caused by the failure to timely notify.

5.	If Party B / Party B’s customers lose or forget the login information, they may apply for a change or retrieve the login information according to the complaint channels provided by Party A or various platforms. Party B understands and agrees that: when Party A or the platforms, it shall verify the information and documents provided in the application form according to the system records, and shall not verify or identify whether the applicant is the authorized user of the account.

6.	Party B understands and agrees that if Party B’s account is closed or party B’s client account is closed, party B’s client account will be restricted Measures (including but not limited to delivery restrictions or disabled) and unable to use the account.

7.	After the termination or termination of this Agreement, Party A shall have the right to close all accounts and accounts registered and opened on the data promotion platform.

Article 3 Preferential rights and interests

Party B confirms that the preferential rights and interests of party B’s agent client account shall comply with the following use rules:

1)	preferential rights and interests can only in this agreement during and extension period (if any) and, party b and party b customer account can operate under the premise, such as party b or party b customer account is closed or restricted use or party b / party b customers close the account, preferential rights and interests cannot be used or will be reset processing;

Ocean engine customer service phone number: 400-618-1518

2)	Preferential rights and interests are not withdrawn, refundable, transferable and invoiced;

3)	preferential rights and interests shall be used before the expiration of the platform, such as the platform shows after the cooperation period and / or extension period ( if any), preferential rights and interests shall be used during the cooperation and / or extension period (if any), if not the overdue use, as party b and party b customers voluntarily give up, expire will be empty;

4)	Other requirements and restrictions on the use of preferential rights and interests notified or publicized by the data promotion platform;

5)	Data promotion using preferential rights and interests shall be carried out in accordance with this Agreement.

Article 4 Submission, commitment and review of data promotion rules, service application and promotion content

1.	Data push, wide rules Party b understand and confirm that the data promotion platform will be based on the laws and regulations, the risk control, business strategy, the platform of user rights and interests protection, advertising experience and material quality maintenance consider establishment and from time to time to adjust different data promotion access, audit and violation processing rules, and will on the basis of the data promotion related qualifications, content, product and performance behavior of review and governance and to party B, party B, customers and party B and party B customer account take corresponding disposal measures.

2.	Application for data promotion service Based on the requirements of the data promotion rules, Party A and the data promotion platform shall have the right to decide whether to accept Party B’s application for data promotion. At the same time, if Party B or Party B customers using data promotion service does not meet the adjusted rules and requirements, Party B shall immediately modify or supplement relevant documents according to the adjusted standards and submit them to Party A and the data promotion platform for review, or immediately stop the data promotion service. If Party B or Party B customers do not immediately stop using the service, Party A has the right to reject the adjusted promotion content or refuse to continue the release and shall not assume any responsibility.

Ocean engine customer service phone number: 400-618-1518

3.	Promotion content submission and commitment

1)	within the scope of this agreement, the data promotion of the qualification and specific content to party b or party b agent submitted to party a or upload to the data promotion platform and the data promotion platform review shall prevail (in this agreement party b submit or provide qualification and content material include party b agent submit or provide the qualification and content of material, etc.) . In order to use the better service content hereunder this Agreement, Party B or Party B’s agent may, in addition to being independently submitted, initiate an application through the platform rules or guidelines, and use the relevant qualifications submitted by Party B’s agent in Party A or Party A’s affiliated companies for review by Party A and the data promotion platform.

2)	According to the method of data promotion, Party B shall submit content materials and qualifications in advance according to the specifications and size requirements of the data promotion platform before data promotion. If Party B intends to change the data promotion content or qualification, it shall also submit the changed content materials and qualification in advance according to the requirements of the data promotion platform; otherwise, Party B shall still pay the corresponding data promotion expenses as agreed herein and bear the consequences caused by the untimely change of the content materials or qualification.

3)	The relevant qualifications and content materials for data promotion submitted by Party B must be true and legal, No fraud shall be allowed, Do not deceive or mislead consumers, Do not violate laws, regulations, rules and regulations and public moral standards, Should not be suspected of or constitute acts of unfair competition or infringe upon the legitimate interests of any third party (including but not limited to infringement of others’ Copyrights, trademark rights, patent rights and other intellectual property rights, Infringed on the personal rights or other legitimate rights and interests of others), And shall comply with the relevant laws, regulations, rules and regulations and have legal rights or full authorization, Otherwise, Party A shall have the right to refuse to release, immediately offline the content

4)	materials in release, and require Party B to assume the corresponding responsibilities agreed herein. content materials to guide users to download the application. If you need to add an app download link or other operation entry to guide users to download users, Party B shall obtain the confirmation from Party A in advance and upload the relevant application information through the application management center or platform designated by Party A, Add the download links in the way permitted by Party A or the data promotion platform, And express to the user the six elements information (application name, version information, developer name, permission list, privacy policy, product function), Party B warrants that there is no inconsistency between the content materials and the relevant application information or other misleading or inducing users to download, Otherwise, Party A shall have the right to refuse Party B’s data demand for promotion, immediately offline the content materials being released, and require Party B to assume the corresponding responsibilities agreed herein.

Ocean engine customer service phone number: 400-618-1518

5)	if party b use live drainage function for data promotion, party b guarantees that the promotion content and live content for the original or already legal and fully authorized (including transfer authorization and authorization scope covers all promotion scenarios of this agreement), party a, party a’ s affiliates and platforms to promote content editing, processing, display and use and creative optimization without any third party authorization, otherwise party a has the right to refuse party b data promotion requirements, immediately offline is put on the content of the material and require party b to assume the corresponding responsibility of this agreement. Party B and Party B’s customers shall not use or tamper with the promotion content adjusted by the creative optimization function outside the purpose scope agreed herein.

6)	party b shall be reasonable and necessary prudent security obligations to ensure the legitimacy of the promotion content and security, guarantee not in the data promotion provide any malicious software, spyware or any other malicious code content, there will be no violation or avoid any laws, regulations, rules and regulations and national standards and platform rules.

4.	Promotion content and qualification review

1)	Party B shall review the promotion content and qualifications of the professionals, so as to avoid any violation of laws and regulations as far as possible.

2)	Party A shall review the promotion content and qualification submitted by Party B in accordance with the provisions of relevant laws, regulations, rules and regulations as well as the data promotion rules. Party B knows and confirms that: 1) the data promotion rules and audit results are timely, and the audit results of the same promotion qualifications and contents in different periods; 2) To ensure the overall compliance of the promotion content, Party A and the data promotion platform shall review the promotion content before and during the data promotion, and take offline measures and corresponding restrictions for the promotion contents and behaviors in violation of laws, regulations and platform rules.

3)	Party A’ s review and final release shall not reduce Party B’s responsibilit to guarantee the authenticity and legality of the promotion content, relevant qualifications, as well as the promotion products, promotion behaviors and performance behaviors. Any promotion content, product or promotion behavior, performance of disputes, demands, disputes shall be borne by party b, party a and party a associated companies suffered any loss (including but not limited to, any third party claims, advance of compensation or state organ punishment, etc.), party b shall fully compensate party a and party a affiliates suffered all losses. At that time, Party B shall not refuse to bear the compensation liability according to this Agreement after the review or release by Party A or the data promotion platform or provided by any other third party.

4)	No matter whether it is within the scope of responsibility of Party A or the data promotion platform, once Party A finds Party B and Party B on behalf of the custome Cover, but not limited to its content material, product promotion, data promotion behavior, performance behavior, associated with party b promotion or authorized cooperation account, party b and party b agent customer related personnel (including but not limited to operators, executives, spokesperson) and for the use of data promotion platform related functions and services : 1) in offline or other restricted state ; Or 2) the violation of relevant laws, regulations and platform rules is likely to lead to the risk of violation and violation, Or hinder the order of the platform or infringe on the rights and interests of consumers or third parties, Or there is a serious violation of social public order and good customs ; Or 3) When illegal activities, negative events or other improper acts are reported or investigated by the competent authorities, Party A shall have the right to immediately suspend the release and take corresponding restrictive measures, At the same time, Party A has the right to compensate Party B for all losses caused to Party A and its affiliated companies ; Party A reserves the right to unilaterally terminate this Agreement according to the severity of the aforementioned situation.

Ocean engine customer service phone number: 400-618-1518

5)	If party B or Party B represents customers, Including but not limited to its content materials, promotion products, data promotion behavior, contract performance behavior, accounts associated with or authorized cooperation with Party B’s promotion, party B and Party B’s agent customer related personnel ( including but not limited to operators, senior executives, spokesmen), and related functions and services of the data promotion platform, Party A receives competent investigation or third party complaints, Or party B or Party B complains to other third parties on behalf of customers, Party B agrees that Party A will provide the information of Party B in the cooperation under this Agreement, Including but not limited to the provision of company subject information and data promotion information to competent authorities or third parties, at the same time, Party B shall cooperate in resolving the above investigations, complaints and disputes. If any third party complains that Party B, Party B’s agent client and Party B’s promotion content infringe its legal rights, Party B shall provide the counter notice and initial notice as required by Party A Step evidence to prove that it does not constitute infringement, Party A has the right to provide the relevant qualification and other supporting documents provided by Party B to the third party If Party B refuses to provide or provides insufficient evidence to prove no infringement Party A shall have the right to terminate this Agreement or suspend the ,release Party B shall be required to pay 20% of the corresponding data promotion fee or 30,000 yuan (whichever is the higher) for the complained infringing content materials / products. If the liquidated damages are insufficient to cover the losses of Party A and Party A’s affiliated companies, Party B shall continue to compensate.

Article 5 Data statistics

1.	Party A and Party B confirm that all the data hereunder (including but not limited to data promotion information, release time, page views, click volume, etc.) shall be counted by Party A and used as the basis for settlement. Party A guarantees that the statistical data are objective and true. During the period of cooperation in this agreement, with each data promotion period as the cycle, party b to the agreement of party a (including data promotion implementation), shall within 5 natural days after the end of the data promotion period in writing or email (with the corresponding materials: such as web copy, etc.) to party a. If Party B fails to raise an objection in the above written form within the above objection period, it shall be deemed that Party B has no objection to the data promotion, execution and corresponding expenses.

Ocean engine customer service phone number: 400-618-1518

2.	Party B shall only support the data promotion services of Party A and monitor and statistics of party B and Party B shall keep strictly confidential about the information obtained in the process of data statistics and monitoring, and promise to implement the necessary management measures and technical means not below the overall level of the industry, and shall not use the information obtained outside the contract.

3.	Promotion of non-bidding data:

1)	With the consent of Party A, Party B may choose to entrust Party A or a third-party statistics institution notified by the data promotion platform to conduct data statistics.

2)	With the data issued by Party A as the benchmark, the difference between the statistical data of the third-party statistics institution entrusted by Party B and the data of Party A shall not exceed 10% (Including 10%), the data of the third-party statistics institution may prevail; if the data exceeds 10%, both parties shall review the data together with the third-party statistics institution and correct the error according to the facts. If Party A’s data is incorrect, the data of the third-party statistics institution may prevail; if party A’s data is incorrect, Party A’s data shall prevail. If no agreement can be reached, this agreement shall prevail Dispute resolution method.

3)	Party A and the data promotion platform shall have the right to unilaterally adjust, reduce or change the third-party statistics institution and shall notify Party B in advance. Only if Party B entrusts the corresponding third- party statistics institution in accordance with the latest notice, the error of non-bidding data promotion data may be implemented in accordance with the previous clause.

4)	If Party B selects another third-party statistics institution for monitoring and data statistics other than the third-party statistics institution agreed herein (subject to the latest notice), the statistical data shall be invalid unless with the written consent of Party A.

Ocean engine customer service phone number: 400-618-1518

5)	If party A agrees that Party B establishes a monitoring link for data statistics for non-bidding promotion, Party B shall confirm that all data under this Agreement shall be subject to Party A’s statistical data.

4.	For the promotion of bidding data, with the consent of Party A, Party B may choose to entrust a third party statistics institution or establish a monitoring link to conduct data statistics, but all data hereunder shall be subject to Party A’s statistical data.

Article 6 Liability for breach of contract

1.	Party B shall pay the data promotion fee (including the deposit, if any) to Party A in accordance with the time and amount agreed herein. If Party B fails to pay the fees in full and on time as agreed, it shall pay a late fine of 3 ‰ of the total overdue fees for each day overdue, until the overdue fees are paid;

Party A shall have the right to suspend party B’s data promotion requirements from the date of delay, and immediately remove the content materials under release, and shall not assume any responsibility. If Party B fails to pay the data promotion fee in full 15 days later, Party A shall have the right to terminate party B’s data promotion without any responsibility.

2.	If party b has one of the following default, party b shall still in full pay the corresponding data promotion fee, and party a has the right to immediately offline is in the material, take corresponding restrictions and unilaterally terminate this agreement, and require party b to compensate to party a and / or party a associated company all losses:

1)	Failing to pay the data promotion fee in full within 15 days overdue without justifiable reasons;

2)	In violation of the confidentiality requirements of this Agreement and / or the protection requirements of users’ personal information and data, transfer, copy, disseminate, transfer, license the trade secrets, software and data, or disclose, allow or provide others to use them in any way, or engage in any business or business activities;

3)	Party B and Party B represent customers, As well as its content materials, promotion products, data promotion behaviors, contract performance behaviors, accounts associated with or authorized to cooperate with Party B’s promotion, party B and Party B’s agent clients ( including but not limited to operators, senior executives, spokespersons), and related functions and services of the use of the data promotion platform, In the offline or other restricted state, Violation of relevant laws, regulations and platform rules is likely to lead to the risk of violation and violation, Or hinder the order of the platform or infringe on the rights and interests of consumers or third parties, Or have a serious violation of social public order and good customs, Or any illegal activities, negative events or other improper acts are reported or investigated by the competent authorities;

Ocean engine customer service phone number: 400-618-1518

4)	party b’s link approved or online promotion, party b by modifying the link to the page or program content, set the site jump, set up malicious code, set the virus, malicious use since the seizure stop on the illegal content, technology against show in violation of the current laws, regulations, rules and regulations and the content of the platform rules;

5)	Party B fails to add the download link or express the added download link to the user, or the content material is inconsistent with the relevant application information or other mislead or induce users to download; or Party B changes the content material without Party A’s confirmation, including but not limited to changing the originally promoted ordinary products into products that require special business qualifications, and adds or changes the download link;

6)	Party B shall promote the data beyond the scope and term of agency agreed herein;

7)	Party B and / or Party B’s affiliates shall conduct agents or other activities in the name of Party A and its affiliates beyond or without the authorization of Party A, Party A’s affiliates or various platforms;

8)	Party B or the client represented by Party B shall provide any content materials containing malicious software, spyware or any other malicious code in the data promotion, which infringes upon the legitimate rights and interests of Party A, Party A’ s associates and / or users;

9)	Party B shall develop subordinate agents;

10)	Party B shall sign a written contract between Party B and its agent customers.

2)	Party B’s financial situation deteriorates, has serious difficulties in operation, or has events or situations that have a material adverse impact on its normal operation and financial situation;

3)	Party B or its controlling shareholder or legal representative is involved in major litigation, arbitration, dispute, claim or other legal procedures, or the material assets are seized, sealed, frozen, enforced or other measures are taken with the same effect, which has a significant adverse impact on Party B’s solvency and operating ability;

11)	In other cases of Party B’s circumstances, Party A’s reasonable judgment may or may have had a material adverse impact on Party B’s performance ability under this Contract or does not meet Party A’s requirements for the agent.

Ocean engine customer service phone number: 400-618-1518

12)	Other serious breach of contract causes party A to perform this Agreement. If Party B fails to prove that it has fulfilled the review obligations agreed herein, And the uploaded / submitted or delivered content materials, Or its promotion of products, data promotion behavior, performance behavior: 1) infringement of the legal rights of a third party; or 2) real evidence to prove the existence of the aforementioned infringement of major suspicion; Or 3) Due to its content materials or promotion products, promotion behavior, performance behavior and other reasons, Party A has received true and reasonable complaints (including but not limited to a third party accusing Party A / Party A’s affiliates of infringement through complaints, letters, media reports, filing lawsuits against Party A / its affiliates, reporting to relevant competent authorities, etc.); Any of the above conditions occur, If Party A shall have the right to terminate this Agreement or suspend the release, take restrictive measures and require Party B to pay 20% of the corresponding data promotion fee for the content material / product or 30,000 yuan (whichever is the higher), If the liquidated damages are insufficient to cover the loss of Party A and Party A’s affiliated companies, Party B shall continue to make compensation; If party B’s infringement or illegal behavior causes Party A / Party A’s affiliates to compensate to any third party or be punished by the state authorities, Party B shall also fully compensate Party A and Party A’s affiliated companies for the losses incurred thereby.

4.	During the term of this Agreement, if Party B cancels the effective order and the Data Promotion Schedule, Party A shall notify Party A in writing 30 days in advance; if Party B fails to cancel the order, Party B shall be deemed to breach the contract (if Party B shall pay the data promotion fee before the data promotion). Party b default, party b shall pay to party a party a has actual invested resources and inventory lock and reserve corresponding resources corresponding promotion costs, and shall be in accordance with the corresponding order, the data promotion schedule file agreed promotion cost of 30% or 10 0000 yuan amount shall be subject to pay penalty due to breach of contract. If the above liquidated damages are insufficient to make up party A’s losses, Party B shall fully compensate Party A for all the losses incurred thereby.

5.	Unless otherwise expressly agreed in this Agreement, the data promotion resources under this Agreement shall only be used to promote the corporate image of the customer (i. e. the actual provider of the promoted products or services) clearly agreed in the Data Promotion Schedule and other documents Without the brand, product or service, Party B shall not use the data promotion resources under this Agreement to promote any other customers through resale, transfer or any other means. Otherwise, Party A shall have the right to immediately stop publishing or refuse to release the data promotion content, and Party B shall, within 5 working days from the date of written notice, pay Party A a penalty of 20% of the publication price of the default data promotion resources. At the same time, Party A shall have the right to terminate this Agreement in advance. If the above liquidated damages are insufficient to compensate party A’s losses, Party B shall continue to compensate in full.

Ocean engine customer service phone number: 400-618-1518

6.	Party B confirms that: the platform rules, norms, notices and other contents of the data promotion service under this Agreement shall be passed through the Huge Advertising Rules Center (https://ad .oceanengine.com/support/content/root?graphId =514 & pageId =297 & timestamp =1695727420653) Publicity and publication is an integral part of this Agreement; Party B shall strictly comply by laws and regulations in the process of platform rules, otherwise Party A shall have the right to take restrictions, dispose of the violations and / or require Party B to assume corresponding responsibilities, and Party B shall bear the consequences and losses arising therefrom.

7.	If party b violates party a or data promotion platform issued the huge engine agent management specification (such as this specification name changes, to the platform notice) regulation, party a and the data promotion platform has the right to comply with the latest public huge engine agent management specification for party b, party b and party b agent customer account to take corresponding measures and / or require party b corresponding responsibility, the resulting disputes between party b and party b agent customers and consequences, party b to resolve and bear.

8.	If party b in violation of this agreement with party a and all or partial data promotion cooperation or terminate this agreement, party b know and confirm: party a and party a affiliated company shall have the right to based on the severity of party b’s default, suspend or terminate other cooperation with party b and party b associated companies, including but not limited to huge qianchuan and huge local push data promotion cooperation and huge star map cooperation, etc.

9.	If Party B violates this Agreement, in addition to the liability for breach of contract agreed herein, Party B shall also compensate Party A and / or Party A’s affiliated companies for safeguarding their rights, including but not limited to investigation fee, travel expenses, attorney fees, legal costs, preservation fee and security premium (or security insurance premium), etc. Party A has the right to make the advance payment, deposit and the account balance of Party B and Party B(Including cash balance, rebate amount, etc.), party b rebates and incentive amount and party b and party a and / or associated companies in accordance with other relevant agreement of related settlement amount, balance, margin, rebates and incentive amount directly deduct the party b shall pay data promotion expenses, breach of contract, fine, compensation and rights fees, etc., party b shall continue to compensate.

10.	If Party A delays, interrupts or terminates the data promotion service without justifiable reasons, it shall explain the reasons in writing to Party B. If the fault of party a in the agreed time without delivery or agreed data promotion, the error, party a needs to according to the “wrong a”, “missing a” principle for party b, the party a only for wrong, miss part in accordance with the above principle to provide the same value resources compensation, in addition to party a no longer bear any other responsibility.

Ocean engine customer service phone number: 400-618-1518

11.	If Party A has any of the following defaults, Party B shall have the right to unilaterally terminate this Agreement:

(1)	Failing to provide data promotion services as agreed by 30 days after the deadline without justifiable reasons;

(2)	Breach of the confidentiality requirements of this Agreement;

(3)	Other serious breach of contract causes party B to perform this Agreement to be meaningless.

12.	Limitation of Liability: If Party A breaches the obligations herein and causes actual losses to Party B, it shall compensate Party B for the actual losses, but the maximum amount of party A paid as liquidated damages and / or compensation shall not exceed 20% of the total amount of the order or data promotion plan involved in the breach.

Article 7 Disclaimers and special provisions

1.	Disclaimer clause:

(1)	Based on the overall interests of the market and business needs and to provide better data promotion services, For laws and regulations, traffic network platform, data promotion rules and platform rules change, party a adjustment, improve the user experience, optimize the quality of advertising, advertising and promotion of goods or services, protect the legitimate rights and interests, national policy and market environment change cause this agreement data promotion service, service content, service mode, product function, layout, page design adjustment, restrictions, change or offline all belong to the reasonable change, If the data promotion service under this Agreement cannot be provided in whole or in part due to the above adjustment, change or offline, Party A shall not be liable for breach of contract.

(2)	In the promotion of specific forms of data, whether the promotion may be affected by the requirements of the traffic network platform and the cooperation of the traffic network platform accounts. If the data promotion services under this Agreement cannot be provided or cannot be provided in whole or in part as agreed, Party A shall not be liable for breach of contract.

(3)	In order to ensure the normal operation of each platform, Party A and party A’s affiliates shall stop and maintain the website and platform regularly or irregularly if necessary. If the services under this Agreement cannot be provided as agreed due to such circumstances, Party A shall not be liable for breach of contract.

(4)	Party A shall have the right to adjust, suspend or terminate the data promotion service under this Agreement, including but not limited to the competent authorities, without liability for breach of contract.

(5)	if party a because of the above four cases cannot agreed to provide the service, party a shall, at the end of the situation, to not less than the conditions agreed by the affected part of the data promotion services, such as party a based on the actual situation can not publish or provide services, the two sides according to the actual data promotion according to real settlement.

Ocean engine customer service phone number: 400-618-1518

(6)	party A shall provide data promotion service according to this agreement, due to computers, mobile network terminals, client applications, websites, small programs, such as setting or operation, party b cannot promote the content of the user’s network terminal or by party b / party b clients to provide the hardware and software equipment, network configuration, the data promotion service does not conform to the agreement, is not party A’s default, and party A shall not assume any responsibility.

2.	Party B understands and agrees that, in order to optimize the customer experience, the data promotion platform will continue to explore and provide differentiated product solutions to customers with different delivery experience, and the product functions actually available by Party B shall be subject to the page display. At the same time, the data promotion platform may provide estimated data services on some product pages, but the estimated data does not constitute any suggestion or commitment of Party A and the data promotion platform; the accuracy of such data is limited by the level of existing technologies and conditions, commodity conditions, operation and changes in external competitive environment only for Party B. Party B is still obliged to make decisions based on its own business judgment and bear the consequences, responsibilities and risks of the decision.

3.	Party A, Party A’s affiliated companies and various platforms may cite Party B’s promotion content as data promotion cases to display or participate in the award evaluation for the construction of excellent case creative library, spreading excellent cases and operation needs. In such cases, party A shall not be Party A’s breach of contract and Party A shall not assume any responsibility.

4.	Party A and the data promotion platform may provide or display to Party B the content and reference cases concerning promotion content design, copywriting creation, delivery strategy, product selection, etc., or gather high-quality creative materials for Party B’s reference through product functions (hereinafter collectively referred to as “Reference Content”). Party B is aware and confirms that the intellectual property rights of the reference content belong to Party A or its original owner and will not use it in any way that infringes the rights and interests of Party A or the rights of a third party. The above reference contents are only for Party B’s reference, and shall not be regarded as or shall not be understood as any license, authorization, commitment or guarantee made by Party A and the data promotion platform for all or part of the reference content. Party B shall decide whether to use the reference content according to its own situation. Party B shall ensure that the reference and use of the reference contents are legal and compliant and shall bear the corresponding legal consequences by itself.

5.	Party a and the platform has the right to party b promotion content, product promotion, data promotion, performance behavior, party b and party b customer related personnel (including but not limited to operators, executives, spokesperson) and party b and customers check information released on the platform, such as party a and the platform found or doubt the aforementioned matters, and the related contact or related subject and line For any problem or (potential) risk, have the right to party b and party b customer inquiry, request correction notice, or make delete information, stop authority, take restrictive measures, suspend / stop the service of this agreement, and have the right to party b and party B customers according to the platform rules, specific to the platform rules. At the same time, Party A reserves the right to further investigate Party B and Party B’s customers.

Ocean engine customer service phone number: 400-618-1518

6.	Special agreement on programmatic PMP advertising: If party A and Party B carry out programmatic PMP advertising cooperation, they shall also abide by the provisions of Annex IV Terms on programmatic PMP advertising Cooperation.

Article 8 Anti-commercial bribery clause

In order to protect the legitimate rights and interests of both parties, ensure that the business exchanges of both parties comply with the principles of integrity and fair transaction, and focus on establishing the long-term friendly business partnership between the two parties and promote the sound development of the bilateral relationship, the two parties have reached the following terms through friendly negotiation:

1.	Commercial bribery referred to in this article refers to in the cooperation, party b or its employees give, commitment, induce, request or accept any person, including but not limited to party a employees, all material and spiritual, direct or indirect improper interests, or influence and / or try to influence any person or the behavior or decision, or improper access, retain the business behavior.

2.	Party B or its employees shall not, in any or personal name, provide, promise, undertake, induce or accept, accept, indirectly or receive any direct or indirect benefits, including but not limited to, explicit business, withholding, cash, gift cards, physical, securities, tourism, shares, dividends, gifts, gifts, entertainment tickets, special discounts or samples, travel, catering, entertainment, cooperation business derivative benefits or other material and non- material benefits paid by Party B.

3.	Conflicts of interest described in this Agreement: including but not limited to (1) Party B or its employees shall not provide any form of loan to Party A’s employees and their affiliated personnel; (2) Party B’s shareholders, supervisors, managers, senior managers, cooperative project leaders and project members are party A’s employees or their affiliated personnel, Before cooperation, party A shall be truthfully and fully informed in writing and voluntarily withdraw; (3) in the process of cooperation, Party b or its employees shall not allow party a employees and their spouses hold or by a third party equity (but through the open securities market and less than 0.1% of the outstanding equity, by directly or indirectly holding no actual control of funds, or through the beneficiary of himself or associated personnel trust of the shares). Party B is obliged to timely disclose the existing or possible conflicts of interest to Party A, and shall cooperate with Party A to take measures to eliminate the possible impact on the cooperation between the two parties.

4.	Before hiring a subcontractor or other representatives, Party B shall conduct due diligence to ensure that the other party is a legal and qualified enterprise to perform the services. All agreements between Party B and any third party, including but not limited to the subcontractor (whether at the choice of Party B or designated by Party A), suppliers, service providers or other independent third party having a cooperative relationship with Party B must contain the statement or guarantee of a third party that it will not give, promise or require or accept any improper benefits to influence or attempt to influence the behavior or decision of any person or by, or to obtain or retain improper business or other benefits for its Company. If the above third party and its employees violate the corresponding anti-commercial bribery clause and affect Party A, Party B shall be deemed to have violated the provisions hereof, and Party A shall have the right to require Party B to be liable for breach of contract in accordance with the provisions hereof.

Ocean engine customer service phone number: 400-618-1518

5.	“Employee of Party B” of this Agreement means: (1) any director, manager or employee of Party B’s Company; (2) any director, manager and employee of any subsidiary or affiliated party of Party B’s Company; (3) any direct or indirect shareholder of the Company acting in the name of Party B’s Company, and / or (4) employee of any direct or indirect shareholder of the Company acting in the name of Party B’s Company. Employees of Party B guarantee that they will comply with this Agreement and relevant laws and regulations in all transactions and businesses conducted with Party A in accordance with the Contract. Party B shall resist corrupt practices committed by its employees and / or any third party. If party B’s employee violates the provisions of this Agreement, it shall be deemed to have violated the agreement and Party A has the right to request it Party B is requested to bear the liability for breach of contract.

6.	Party a shall have the right to itself or entrust professional third party transactions related to the contract with party b financial records and collect evidence of violations, including but not limited to review related financial books, data promotion agreement with party b, orders, statements, payment and related documents, monitoring report, data promotion evaluation report and other related data promotion and execution documents for audit and supervision, interview with relevant personnel, etc. Party B shall maintain the internal control system to ensure the accuracy of the financial statements and information, and shall reflect all the activities and expenses related to the Contract in the financial records. Party B shall actively assist and cooperate with Party A in the audit and review, and shall not refuse to audit, conceal information or provide false information. If Party A requests Party B to provide materials during the investigation or audit, Party B shall actively cooperate and be responsible for the authenticity of the materials provided. Within five years after the termination or termination of this Contract, Party B shall keep the complete documents of all financial records and information related to the Contract, and Party A shall have the right to copy and keep the aforementioned records or documents.

7.	If party b violates one of the above agreement or party a have reasonable reason to believe that party b has the risk of violating the above agreement, including but not limited to party b refused to cooperate with the audit review, financial records, false statements or bribery suspected, party a has the right to unilaterally part or all of the contract with party b, the contract in party a notice to party b immediately. Party B shall bear all the liabilities for breach of contract, and Party B shall pay Party A 30% of the total contract amount involved (if there is a higher proportion of relevant laws and regulations, the higher proportion shall apply as liquidated damages). If the aforementioned liquidated damages is less than RMB 10 0,000, RMB 10 00,000 shall prevail. Party A has the right to directly deduct the liquidated damages borne by Party B from the contract amount. Party B shall indemnify and defend Party A for all losses, damages, claims and fines suffered by Party A. If Party B violates this Agreement, Party A reserves the right to pursue civil and / or criminal liabilities against Party B and the person directly responsible for Party B.

Ocean engine customer service phone number: 400-618-1518

8.	If found in any business cooperation violation or trying to violate the commercial bribery agreement, any about commercial bribery, corruption and corruption laws and regulations and system of party a, and party a staff or / and its associated personnel to bribery, embezzlement, eat card, conflicts of interest, fraud, leaks, malfeasance, abuse of power infringe the legal rights and interests such as illegal, disciplinary behavior, party b can report to party a. Party A shall keep confidential any informants and informants, and Party A shall reward the informant of RMB 10,000 to RMB 1 million according to the relevant system of Party A and the specific situation of the reported event.

9.	Party A’s special reporting and complaint channels: https: / / compliance.bytedance.com/report.

Article 9 Confidentiality and Intellectual property rights clauses

1.	Any information of the other party known and known from the conclusion and performance of this Agreement shall be the proprietary information of the other party. Either party shall keep confidential any proprietary information and shall not disclose it to any person or entity without the prior written consent of the other party. Except as required for the normal performance of the obligations hereunder or otherwise stipulated by national laws and regulations.

2.	Both parties shall be responsible for confidential the specific contents of this Agreement. Without the prior written consent of the other party, neither party shall disclose the cooperation and the specific contents of this Agreement to any third party.

3.	Without the written permission of Party A, Party b and party b associated companies and its related personnel (including but not limited to operators, legal representatives and executives, etc.) shall not be in its marketing, card, documents, website, publicity and any other use party a and / or party affiliates, the platform name, trademark, trade name, brand, domain name and website or disclosure with party a and / or the platform cooperation, Otherwise, it is regarded as an infringement, Party A shall have the right to terminate or terminate this Agreement and require Party B to take remedial measures (including but not limited to stop the use, conduct offline processing, etc.), announce Party B’s breach of contract and require Party B to compensate for all losses caused thereby to Party A and Party A’s affiliates.

4.	Party B confirms that: Party A, Party A’s affiliated companies and all platforms shall have the right to use them in marketing, business cards, documents, websites and external publicity Enterprise name, trademark, trade name, brand, logo, logo, domain name and website of Party B and its affiliates.

Ocean engine customer service phone number: 400-618-1518

5.	Unless otherwise explicit agreement of the parties, the signing and performance of this Agreement shall not lead in the transfer of the original intellectual property rights of the parties.

6.	The termination, rescission, cancellation or invalidity of this Agreement shall not affect the validity of this clause and its binding force on both parties.

Article 10 Force majeure and change of situation

1.	If Party A or Party B causes part or all delay or fails to perform its obligations due to force majeure or change of situation, it shall not be liable for breach of contract, but shall take timely measures to reduce the loss caused by force majeure or change of situation. Force majeure includes, but is not limited to, government control, national policy adjustment, terrorist attacks, hacker attacks, natural disasters, public emergencies, war, power failure, technical adjustment of telecommunications departments, technical failure, and virus invasion, etc. If part or all of the agreement cannot be performed or delayed due to the above force majeure event, the parties shall not be liable for any breach of contract.

2.	The following matters are the changes of the situation agreed herein:

(1)	Server termination. In case of the following circumstances, Party A may suspend providing data promotion services without notifying Party B.

1)	Irresistible situation caused by non-human factors such as maintenance and overhaul of emergency service equipment.

2)	Failure of basic telecom services.

3)	Termination of the line service of the platform.

For the above circumstances, Party A shall notify Party B within 12 hours after the occurrence of such circumstances.

(2)	Due to the illegal attack of party A / Party A’ s affiliated company server, the temporary operation cannot be restored after the efforts of party A / Party A’s affiliated company.

(3)	Other major changes in the objective conditions caused by the force majeure at the time of the parties after the establishment of this Agreement.

3.	If the force Majeure event or change of situation lasts for 20 days or exceeds 30 days during the term of this Agreement, either party shall have the right to unilaterally terminate this Agreement in advance by written notice.

Article 11 Supplement, modification and rescission of the agreement

1.	For matters not covered herein, a separate written supplementary agreement may be signed by both parties. The written supplementary agreement sealed by both parties shall have the same legal effect as this Agreement. In case of any conflict between the supplementary Agreement and this Agreement, the supplementary Agreement shall prevail.

2.	During the term of this Agreement, Party A shall have the right to terminate this Agreement after Party A gives a written notice to Party B one month in advance, and Party A shall not bear any responsibility.

3.	No matter whether this Agreement is terminated in advance, both parties shall complete the financial settlement and clarify their respective responsibilities. If Party B terminates this Agreement without authorization and causes losses to Party A, it shall compensate Party A for all losses.

Ocean engine customer service phone number: 400-618-1518

4.	Upon the expiration of the term of this Agreement, this Agreement may be renewed if both parties agree upon and sign a written agreement.

5.	If any provision of this Agreement is wholly or partially invalid or not enforceable or otherwise in violation of law or governmental regulations, such provision shall be deemed deleted. However, the deletion of such clause shall not affect the legal effect of this Agreement and any other clause.

Article 12 Commitments and Guarantees

1.	Party A warrants that it has the legal qualification for data promotion and the right to sign this Agreement. Party B agrees that, if Party A’s business scope changes, main business changes or other reasonable reasons, Party A has the right to transfer its rights and obligations to the affiliates under the Agreement of Party A, provided that Party A shall notify Party B in writing. “Party a close United Company” means any enterprise controlling Party A or controlled by Party A or jointly controlled by the same entity with Party A.“Control” means for either party: directly or indirectly 1) holding more than 50% of the equity, shares, registered capital or other relevant interest of the Party; or 2) controlling the management or decisions of or through contractual arrangements or otherwise.

2.	Party B warrants that it has the legal and effective qualifications and authority to promote Party B’s products and to sign this Agreement. No matter how the rights of Party B’s products belong, Party B shall sign this Agreement in its own name and directly assume all legal liabilities.

3.	Party b and its staff shall not be associated to party a, party a employees and party a’s interests, goodwill and brand image cause any real or potential damage or conflict, otherwise party a has the right to terminate this agreement immediately after written notice to party b, does not need to bear any liability for breach of contract, at the same time party a shall have the right to pursue the legal responsibility of party b and its staff.

4.	Without the written permission of Party A, Party B shall not transfer to an agent or develop a subordinate agent. Party B shall not take its relationship with any third party as a reason for its failure to perform this Agreement. Regardless of whether this agreement is terminated or terminated, the dispute between party b and its customers shall be resolved by party b and its customers and bear the corresponding responsibilities. If party b fails to properly resolve the dispute between its customers, party A shall have the right to withholding the deposit, prepayment, rebates and incentive amount and party b and party b client account balance (including cash balance, rebate amount, etc.), party A shall not directly involved in the dispute between party B and its customers, such as any loss of party a and its affiliates, party B shall be liable for compensation for all losses.

5.	During the term of this Agreement, if any employee of Party A or party A’s affiliated enterprises becomes the shareholder or senior management personnel of Party B, Party B undertakes to immediately notify Party A in writing, otherwise, Party A shall have the right to terminate this Agreement in advance at any time without assuming any responsibility.

6.	Party B shall not directly or indirectly induce, request, persuade or encourage the employees of Party A and / or Party affiliates to leave; shall not establish or attempt to establish with, or the employees of Party A and / or Party affiliates employment, business cooperation or any other relationship directly or indirectly related to the interests or business of Party A and / or Party affiliates. If Party B violates this clause, Party A has the right to terminate this Agreement immediately, and Party B shall pay RMB 10 0,000 to Party A as liquidated damages. If the liquidated damages are insufficient to cover the losses of Party A and Party A’s affiliated companies, Party B shall continue to compensate them.

7.	Party B shall maintain the fair competition field in the market and the unified management system of Party A, and shall not engage in vicious competition or other unfair competition between Party B and other agents of Party A.

Ocean engine customer service phone number: 400-618-1518

8.	In the process of cooperation between both parties, one party shall guarantee the quality of service and shall not damage the overall market image of the other party, nor engage in other acts that harm the interests of the other party.

9.	Party B undertakes that, upon the termination or termination of this Agreement with Party A, without the written consent of Party A, it shall not express or imply any substantive contact with Party A to others, or otherwise express or imply that it is an agent of Party A or an agent of Ocean engine.

Article 13 Dispute Settlement

1.	This agreement is signed in Haidian District, Beijing. Any dispute arising from this agreement shall be settled by both parties through friendly negotiation. If no agreement is reached through negotiation, either party shall have the right to submit the dispute to the People’s Court of Haidian District, Beijing for settlement.

2.	The conclusion, performance and interpretation of this Agreement shall be governed by the laws of the People’s Republic of China.

Article 14 Notice and service

1.	Unless otherwise agreed in the agreement, party a and party b for conclude and perform this agreement and mutual notice, documents, data (including but not limited to the huge engine partners using huge engine and associated brand management regulations, huge engine agent management specification, platform rules, the data promotion schedule, data promotion order, data promotion settlement list, third party monitoring organization adjustment or Change notice, etc., the file name may change, to the actual name of file) are a part of this agreement, and this agreement has the same legal effect, the notice, documents, data can be listed in the home address mail, email, WeChat, contact phone number or platform letter notification, public and other approved instant messaging. By mail, it shall be delivered to the mail shall be delivered 24 hours after delivery; and notices, policy and regulations shall be deemed to be served and effective and binding on Party B.

2.	For disputes caused by this agreement, both parties confirm that the judicial authority can agreed in this agreement contact in any one or more ways (including but not limited to the contact address listed in the agreement mail, E-mail or SMS) served litigation legal documents, service time in the first service shall prevail. Party A and Party B jointly confirm that: above, the said service method is applicable to all judicial stages, including but not limited to the first instance, second instance, retrial, execution and supervision procedures. At the same time, both parties guarantee that the service address is accurate and effective. If the address provided is not exact, or the changed address is not informed in time, so that the legal documents cannot be served or not served in time, they shall bear the possible legal consequences arising therefrom.

3.	For matters not covered herein, Party A and Party B may confirm through the email address of the contact person listed on the home page. If either party changes the contact person or contact information, it shall notify the other party in writing 5 working days before the change, and the other party shall bear all the consequences of failing to timely notify.

Ocean engine customer service phone number: 400-618-1518

4.	If any party sends a notice to the other party in various ways, the earliest receipt of the notice shall be regarded as the date of delivery of the notice.

Article 15 Entry into force of the agreement

1.	This Agreement and the appendix hereof shall come into force upon being sealed by both parties.

2.	This Agreement is made in duplicate, with one held by Party A and one held by Party B. This copy has the same legal effect. (No body written below the Bank)

Party A: Henan Ocean Engine Information Technology Co., LTD

(Sealed by the Service Party)

Date: January 01, 2024

Party B: Beijing HaoDigital Technology Co., LTD

(Customer Seal)

Date: January 01, 2024

appendix:

Appendix I: Data Promotion Order

Annex II: Settlement Statement for Data Promotion

Annex III: Letter of Commitment for Personal Information Protection

Annex IV: Terms of Cooperation on Programmed PMP Delivery

Annex I: Style reference only, subject to signature or mail confirmation

Ocean engine customer service phone number: 400-618-1518

Data promotion orders

agent:

client:

project:

period:

Data Promotion Service Party:

Ocean engine customer service phone number: 400-618-1518

Traffic network platform	Position place Site	form type Type	short melt beck on discuss letter breath Promotion Info	white timber a note of the scale in gon gch epu cun A d size	wheel Times Rotation	push deliver compare Reserve Rate	Fix direction twig piece Target Info	sell sell class mould Sales Type	count measure Spots	one Position Unit	print example price/RMB Unit Rate Card	break behind one price/RMB Unit Price After Di	print example over all price/RMB Total Rate Card	break button up Dis %	clean over all price/RMB Total Net Cost	in advance estimate one Position expose to the sunlight measure Unit Clicks	in advance estimate over all expose to the sunlight measure Total Clicks	in advance estimate CPM Expt. CPM	in advance estimate CPC Expt . CPC	in advance estimate CTR Expt. CTR	Whether the monitoring is supported	In 2024
																						two	three	four	five	six
																						27	28	29	30	31

																					deny
																					deny
																					deny

Journal of the total
Total distribution /
replenishment volume
Total net price
Paid amount
Value added tax amount
Note to the Remark	1.
2.
3.
Matters are not mentioned in this order, including the publication of the data Promotion Service party and the data promotion business cooperation agreement signed by both parties
The agreement shall prevail.

sell: _____________

Attachment II: style only, then signed at this style __________________

Data promotion and settlement statement

Party A has the contract No        The cooperation agreement of (the specific contract name shall be subject to the actual signed name “, hereinafter referred to as” the original association” Discussion “) provides data promotion services for Party B.

release time: 2024 year / moon / Day- -2024 year / moon / sun

Project summary:

project number	project name	Start launch time	End of the launch time	amount of money
/	/	/	/	/

Total amount of expenses (including tax, in lower figures): /

Total amount (tax, in words): /

Ocean engine customer service phone number: 400-618-1518

Total VAT amount (in figures): /

Total VAT amount (in words): /

Tax tax (in figures): /

Amount excluding tax (in words): /

Note: The VAT amount shall be subject to the amount listed in the actual invoice, and the total amount of tax-including expenses shall remain unchanged.

Based on the payment of the original agreement signed by both parties, the data promotion fee generated by Party B shall pay the payment to the bank account of Party A as agreed in the original agreement. Party B has confirmed the data promotion information, release time, frequency and amount of the project involved in this settlement statement mistake. Party A shall provide a legal and valid equivalent invoice to Party B as agreed by both parties.

Party B: /

This settlement statement has the same legal effect as the original agreement.

Party A: Party B:

(Seal place) (seal)

Date: Date: Date: Date: Date: date

Annex III: Letter of Commitment for Personal Information Protection

Personal Information

protection commitment letter

To comply with the provisions of the relevant laws and regulations and personal information protection, in party b entrusts party a to provide its agent customer data promotion services in the process of cooperation to the relevant data subject of personal information, full protection, party a, party b and party b agent clients may jointly, alone or entrusted to process related personal information. In the process of processing the aforementioned personal information, Party B and Party B’s agent clients shall be obliged to comply with the laws, regulations, rules and regulations and national standards related to personal information protection (hereinafter referred to as the “Data Protection Requirements”), To perform the obligations of personal information protection, data security and confidentiality.

“Personal Information” under this Letter of Commitment means the electronic or other information related to the identified or recognizable natural persons, but excluding the anonymized information; the “processing” of personal information includes the collection, storage and handling of personal information Use, processing, transmission, provide, open, delete, etc.

1.	Party B hereby undertakes and warrants that it will require its clients to comply with the data protection requirements and perform with them with no less than the following provisions of this Commitment Letter Obligations for personal information protection, data security and confidentiality:

1)	The processing of personal information by customers shall comply with the provisions of data protection requirements, and strictly abide by the legality, legitimacy and legitimacy of personal information processing The principle of necessity and integrity, and only within the scope of data promotion cooperation. Customers in the process of processing personal information, shall follow the principle of openness and transparency, to the relevant data subject public personal information processing rules, express processing purpose, way and scope, data processing should have clear and reasonable purpose, and should be directly related to the processing purpose and in the minimum scope of the processing purpose. Data processing shall be carried out within the scope of authorization of the data subject in the way with the least impact on the personal rights and interests of the data subject, and shall avoid adverse effects on the rights and interests of the data subject due to inaccurate and incomplete personal information. If the relevant personal information is processed beyond the scope of authorization of the data subject, the customer shall, according to the provisions of the data protection requirements, obtain the authorization and consent of the relevant data subject, and the data protection requirements are otherwise stipulated except.

Ocean engine customer service phone number: 400-618-1518

2)	If the customer transmits the personal information to the data promotion platform, the customer shall meet the data protection requirements before transmitting the relevant personal information Requirements for. If the affiliated, partner or other third party provides the customer data to the platform, the customer shall sign an authorization agreement with the affiliated, partner or other third party, guaranteeing that the data sender has the legal and effective right to send the data to the platform, and the platform has the right to receive the relevant data. Unless otherwise specified in the data protection requirements, the customer has transferred the type, the processing purpose and the personal information involved to the personal information and the third data promotion platform The legal content specified in the data protection requirements informs the data subject fully and meets the transparency requirements, and is obtained With the authorization of the data subject.

3)	Customers who upload relevant personal information to the data promotion platform and use the data promotion service will not violate the data protection requirements, and will not be Damair the legitimate rights and interests of Party A, Party A’s affiliated companies, the relevant data subject or the subject with relevant rights to the data, and will not extend the relevant handling of the client to the customer and any other matters of the client Scope of approval authorized by the customs party.

4)	If the cooperation based on data promotion service is necessary, if the customer obtains relevant personal information from the data promotion platform, the customer will follow Data protection requirements, security rules / policies set within the authorization scope of the data subject and Party A and the data promotion platform, process relevant personal information within the scope of data promotion cooperation and strictly ensure the security of relevant personal information.

Without the written permission of Party A, the Customer shall not subcontract the relevant personal information processing activities to any third party for processing.

Subject to the provisions of this article, customers shall assume full responsibility for the data processing activities of the third party. After the completion of the personal information processing activities stipulated in this article, except by law The regulation otherwise stipulates that the customer shall delete the relevant personal information in time.

5)	Unless party A obtains the written consent of Party A and is strictly limited by the data protection requirements, the scope of authorization of the data subject and the data promotion cooperation The customer will not share, provide, transfer or publicly disclose the relevant personal information to a third party, nor will it further process the relevant personal information beyond the above scope. Limited to the provisions of this article, if it is necessary to transmit relevant personal information to a third party, the customer promises that such processing behavior will not violate the data protection requirements, will not damage the party a, party a affiliates, the data or data rights, rights of the subject of the data or the data to the customer and any other relevant parties authorized consent, the customer will be strict To ain the processing behavior of third parties and ensure the security of personal information.

6)	In the process of data promotion and cooperation, customers may use the relevant technical services of Party A or Party A’s affiliated companies (such as station construction services affair), If the relevant technical services involve the collection or further processing of personal information of users / customers of Party A or Party A’s affiliated companies on any platform / product or other scenarios of Party A or Party A’s affiliates, The Customer shall ensure that the relevant processing behavior fully meets the data protection requirements, Including but not limited to: The Customer shall provide the privacy policy or similar documents to the relevant data subject in accordance with the data protection requirements, Inform them of the data type, processing purpose and method of the data protection requirements, And to obtain the authorization and consent of the relevant data subject, At the same time should provide customers with real and effective contact information, Easy correlation number Subject to exercise the relevant rights under the data protection requirements.

Ocean engine customer service phone number: 400-618-1518

7)	The Customer will not engage in the following violations through the data promotion services under this Agreement and / or through the processing activities of the relevant data Acts or activities acting against the good social customs:

A)	Any act or activity related to obscenity, pornography, gambling, superstition, terror, violence, fraud, etc.

B)	Any act or activity related to expression of discrimination against ethnicity, race, religion, disability ,disease, etc.

C)	Any neutral technical analysis services (including analysis reports or other services) provided by Party A or its affiliates to further create a list of audiences involving the above information or labels, produce any analysis reports or products / services used to promote customers or for use Other uses.

8)	One of the purposes of Party A to provide data promotion services is to provide appropriate advertising and promotion services to the audience, and to provide relevant customers Promotion channels for providing products / services, rather than improper mining and disturbing the specific real identity of the relevant audience, so Party A is not allowed to use personal information or label categories (such as name and ID number) that reflect the real identity of the audience. At the same time, Party A does not want customers to take advantage of the plight of the audience to obtain further commercial benefits through data promotion service. Therefore, Party A does not allow customers to use personal information or label categories related to the personal plight of the data subject to infringe or unfairly treat individual rights. In addition, the audience affected by social prejudice and discrimination may have a negative chain impact on information acquisition and cannot obtain fair treatment, so Party A is not allowed to use biased and discriminatory personal information or labels, Based on this, specific categories of products or services use data promotion services based on the above personal information or labels.

9)	The customer shall not violate the provisions of the data protection requirements or destroy the security rules of Party A and the data promotion platform S — Attempts to obtain relevant personal information.

10)	To meet the requirements of data protection requirements and for the purpose of protecting the security of relevant personal information, in the process of data transmission and processing.

The customer shall take relevant technical measures (such as encryption technology, etc.) ensure the security of personal information, and the customer shall actively cooperate with Party A, Process the relevant personal information in a form that meets the data protection requirements.

11)	The customer has the necessary organizational management system and technical measures to meet the data protection requirements to ensure the safety of personal information complete. In case of occurrence or possible personal information security incidents (referring to the personal information leaked, damaged, alteration, alteration, loss, unauthorized access and processing, and the infringement on the relevant rights and interests of the data subject), the Customer shall immediately notify Party A in writing and take effective remedial measures in the first time. If the above personal information security incident is caused by the customer, the customer shall independently handle the disputes (including but not limited to complaints, administrative penalties and litigation disputes) to make Party A and Party A The affiliates and the relevant data subject shall be exempted from infringement and loss and shall bear full liabilities.

Ocean engine customer service phone number: 400-618-1518

12)	If required by Party A / data promotion platform, the customer shall timely provide Party A with all necessary information to prove that the customer has observe with the data Protection requirements, to process personal information within the scope of this Agreement and this Letter of Commitment and the authorization of the data subject. The necessary information includes, but is not limited to: the customer’s data security capability and the processing of personal information. The information / situation provided by the customer is true and accurate, and there is no false or concealment. Party A has the right to conduct data security and data processing of customers Security audit, the customer will actively cooperate.

13)	When the cooperation term of this Agreement expires or the data promotion service cooperation is terminated for any other reason, the customer promises to delete or sell it Disarm all personal information obtained from Party A / data promotion platform, including original data, backup data, etc., and guarantee that it cannot be recovered by technical means after deletion.

2.	If Party B processes its personal information during the process of cooperation hereunder, Party B shall know and recognize it, and the relevant obligations stipulated in this Letter of Commitment shall be the same The sample applies to Party B, and Party B promises to strictly abide by the requirements of this commitment letter.

3.	If Party B and / or the client represented by Party B violate this commitment letter, it shall be deemed as a serious breach and / or infringement, and Party B shall act with Party B Party A shall bear joint and several liabilities to Party A. Party A shall have the right to require Party B and / or the customers represented by Party B to compensate for all losses suffered by Party A, Party A’s affiliates, the data subject or a third party, and shall have the right to unilaterally suspend or terminate Party B’s data promotion requirements and Party B Party B shall bear all legal liabilities for any cooperation, and shall be responsible for eliminating the impact and properly resolving the problem.

4.	This Letter of Commitment shall not terminate or lose its validity due to the invalidity, suspension or termination of this Agreement or data promotion cooperation.

Party B: Beijing HaoDigital

(Customer Seal)

Date: January 01, 2024

Ocean engine customer service phone number: 400-618-1518

Annex IV: Procedural Procedure PMP Terms of Delivery and Cooperation

Procedural PMP delivery

cooperation terms

Party A and Party B shall carry out procedural PMP advertising cooperation. According to the specific cooperation situation, the following terms shall apply to the programmatic PMP delivery:

The first definition

1.	Traffic transaction services: refers to the services provided by Party A or party A’s affiliated companies to the traffic supply to the demside, which may include but not limited to Traffic access, material delivery, delivery monitoring, financial settlement, etc. The system providing traffic trading services is called the “Traffic Trading System” Or a “traffic trading service platform”.

2.	PMP: Party A will provide high-quality advertising space to limited advertisers or advertising operators, and both parties will agree on the order through offline transactions Price, advertising space and other trading content, and the use of programmatic docking way to achieve real-time intelligent advertising. Provides this type of flow Volume trading service system is referred to as “PMP”, also known as private trading market (Private Marketplace).

3.	Demand side platform: it is an online advertising platform service system, which provides advertisers with promotion content delivery and optimization service system, also known as DSP platform (Demand-Side Platform), under this Agreement, the demander platform is designated by Party B or Party B The DSP platform as agreed upon by the agreement.

4.	Media platform: refers to the media that integrates media resources to provide programmatic advertising allocation and screening for media owners or managers The Service Platform, also known as SSP Platform (Supply-Side Platform), under this Agreement, the media party platform is Party A.

5.	Audience: the target group that the promotion content hopes to reach.

6.	Account: refers to the unique number number (“ACCOUNT ID”) identified by Party B or the DSP identity designated by Party B when using the service in the traffic trading system, and the account name and password provided by Party B will be associated with the account.

Ocean engine customer service phone number: 400-618-1518

Article 2 Content of cooperation

1.	Party B can only enter into the traffic trading service platform through the DSP platform confirmed by Party A in writing or by mail and which meets Party A’s standards and requirements Program advertising shall be connected with Party A’s traffic transaction system in accordance with the technical specifications provided by Party A, and Party A shall provide traffic transaction services in accordance with the provisions herein. Party B confirms that Party A has the right to adjust or reduce the DSP platforms that meet Party A’s standards and requirements Party B will be notified in advance. This clause shall not be deemed to be or constitute any guarantee or any liability for the DSP Platform.

2.	Party A shall have the right to adjust the pricing rules and payment methods of the flow transaction service according to the actual situation, and the relevant adjustment shall be made with Party B in advance Through. If Party B has any objection, Party A shall actively seek a solution with Party B. If Party B expresses in writing that it does not agree to the adjustment, Party B may choose to terminate the procedural PMP advertising cooperation.

Article 3 PMP advertising consumption requirements and payment methods

1.	On party A’s PMP traffic trading service platform, Party B shall have the right to comply with the provisions of this Agreement through the traffic sent by the platform according to the delivery method DSP selects whether to return the advertisement to Party B’s customers. Meanwhile, both parties shall follow one settlement period, and ensure that the minimum monthly consumption of the settlement period is RMB 10 0,000. If less than one natural month, the minimum consumption is calculated as one natural month. If Party B fails to meet the minimum consumption standard within one settlement period, Party B shall settle the amount according to the minimum consumption standard agreed herein, and Party A shall notify Party B and both parties shall confirm the same Execution of the contents of party A’s latest notice.

2.	The delivery mode includes but is not limited to BPG (private program trading advertisement with fixed guaranteed amount) and PDB (private fixed guaranteed quantity There are program trading advertising), PD (fixed position does not protect the amount of private program trading advertising), etc., including BPG and PDB The delivery method shall be settled by the Data Promotion Order signed or confirmed by both parties by email; the PD delivery method is confirmed by both parties The recognized Data Promotion Order is only for reference and shall be settled based on the actual amount consumed by Party B.

3.	Unit price agreement: The unit price shall be subject to party A’s periodical example price.

Ocean engine customer service phone number: 400-618-1518

4.	Payment method:

(I)	For PMP advertising promotion in programmatic operation, Party B shall pay the data promotion fee to Party A within the period agreed below:

Party B shall pay before data promotion (i. e. prepaid). Party B shall pay the promotion fee to Party A and pay the payment before data promotion. Press each self However, the month is the settlement cycle. Both parties shall timely calculate the promotion expenses incurred in the previous cycle within each settlement cycle, and Party A shall receive Party B Party A shall timely provide an equal invoice to Party B after issuing the sealed order or the Data Promotion Settlement Form.

Article 4 Execution clauses of the traffic trading service platform

1.	Party B may only release the promotion contents of Party B’s customers on Party A’s traffic trading system, and shall not transfer the promotion resources in this Agreement for distribution Promotion content of other platforms / systems.

2.	Party B guarantees that Party B and its customers have legal qualifications to release the corresponding promotion content, and the relevant commodities and services in the promotion content shall be legal, Comply with the relevant national standards and regulations and passes the corresponding administrative examination and approval, which is not fake and shoddy products, and does not infringe upon any third party lawful right and interests. Party B shall be responsible for reviewing the relevant supporting materials provided by its customers according to law to ensure the legality of the promotion content.

3.	Party B shall ensure that it has obtained the consent of its customers to publish the promotion content through Party A’s traffic trading system, and Party B shall review the customers according to law Release the government approval and relevant certification documents required for the promotion content.

4.	Party B shall review before launching and submit the supporting documents related to the promotion content as required by Party A, including but not limited to the real information of the customer Trademark right certificate or authorization document, copyright certificate or authorization document, portrait right authorization certificate, approval document number, inspection report and those thereof He uses it to prove the true, legal and effective qualification proof materials of the promotion content.

5.	Party B guarantees that the qualifications and promotion contents are in accordance with all applicable laws, regulations, rules, relevant binding policies and Party A.

11.	Statistics of advertising data: Statistics of non-bidding data in Article 5 of “General Terms” in Part II of this Agreement.

Ocean engine customer service phone number: 400-618-1518

Article 5 Rights and Obligations of both parties

1.	Party B shall recharge, quote and upload promotion information in accordance with the regulations published by the traffic trading system, due to improper operation Any loss caused shall be borne by Party B. Improper operation including but not limited to failure to follow the instructions and failure to operate in time Leak passwords, bypass security programs, and use malicious computer programs.

2.	Party B understands and agrees that Party A and Party A’s affiliates shall have the right to keep Party B’s information on the servers of Party A / Party A’s affiliates according to law (Including but not limited to the information release location selected by Party B, the information content released by Party B, etc.).

3.	Party B confirms and agrees that Party A shall not treat the audience visits, promotion effect and business performance obtained by Party B by using the traffic transaction service Make any promise, express or implied.

4.	If Party B breaches any warranty or commitment of this Agreement, party A / cooperation platform finds a complaint against Party B In case of investigation by relevant administrative departments, Party A shall have the right to unilaterally terminate the services to Party B immediately without any responsibility except as agreed herein.

5.	Party B shall provide Party A with the true and accurate identity, address, promotion qualification and other information of its customers, which Party B may provide through Party A The above information shall be entered in the API or traffic trading system or other methods required by Party A for verification by Party A from time to time or provided to the cooperation platform and regulatory authorities. If Party B fails to submit the materials in time or the submitted materials are incomplete or inaccurate, Party A has the right to release them offline immediately Promote the content and refuse to release all the promotion content of the customer.

6.	If Party B changes its data in Party A’s traffic trading system account, it shall apply to Party A and modify it after verification.

7.	The advertising content published and submitted by Party B on Party A’s traffic trading service platform shall indicate the source of the advertising.

8.	If Party A breaches the obligations agreed herein and causes losses to Party B, the maximum compensation shall be paid by Party B at the time of bidding Price (the maximum budget limit). If Party B breaches the obligations agreed herein, it shall cooperate with Party A, Party A’s affiliates and (or) If Taiwan or other relevant third parties cause losses, Party B shall be liable for the losses and Party A has the right to immediately suspend or terminate the compensation with Party B The cooperation.

Ocean engine customer service phone number: 400-618-1518

9.	Party B shall comply with the platform rules (including but not limited to Ocean Engine Agency when conducting data promotion on Party A’s traffic transaction service platform “Business Management Specification”, “Ocean engine Data Promotion Management Specification”, operation specification, assessment rules, etc.) implementation. When the platform rules have When updating, party B can be informed to Party B through website publicity, E-mail, website notice, etc. If Party B violates Party A’s leveling in the promotion and delivery Under the Taiwan rules, Party A and the traffic trading service platform shall have the right to take corresponding restrictive measures on the accounts of Party B and Party B according to the platform rules Request Party B to pay liquidated damages or compensation, or suspend or terminate the cooperation with Party B and hold Party B liable for breach of contract.

10.	Party B shall not change the page of the promotion content during the delivery process, and shall be liable for breach of contract. The first violation Party B shall bear the penalty of 20,000 yuan, party B shall bear the penalty of 10 0,000 yuan for the second time, and party B shall violate the penalty for the third time Party A shall have the right to stop the cooperation with Party B permanently for the fourth time. If party B changes the promotion process without permission If the content is investigated by relevant administrative authorities, Party B shall immediately cooperate with Party A to make a truthful statement on the above situation, and exempt Party A from taking responsibility and bear the adverse consequences caused by itself. If the above liquidated damages are insufficient to compensate Party A Party B shall continue to compensate for the losses incurred to Party A and Party A’s affiliated companies.

11.	Party B and its DSP interface service provider shall not implement streaming by providing any malicious program, spyware or any other form The unfair competition behavior of quantity hijacking damages Party A and / or Party B and / or its DSP platform For the legitimate rights and interests, Party A shall have the right to require Party B and its DSP platform to bear all legal liabilities.

12.	Party B shall classify the advertisers and promotion contents required by Party A and the traffic service platform and the cooperation platform (Party A and the traffic service are equal Taiwan and the cooperation platform shall have the right to consider adjustments based on business needs, market changes, laws and regulations, and regulatory requirements, and Party B shall also comply with the adjusted requirements), and promise not to use the customers and promotion content prohibited by the cooperation platform on the cooperation platform Advertising bid. Party B shall bear any loss caused to Party A, Party A’s affiliates or the cooperation platform.

Ocean engine customer service phone number: 400-618-1518

13.	In the process of cooperation, the traffic trading system and any information, data, transaction records and data provided by Party A shall be provided by Party A Business secret and all intellectual property rights belong to Party A, Party B guarantees to delete such information and data in time; unless the letter from Party A is obtained separately Otherwise, Party B shall not use the above information and data, including but not limited to association (or mapping), copy, dissemination, processing, analysis, reuse and release, except for the purpose hereof, nor shall it use them in any way A third party, whether the above information and data are used as a whole, separate fragments, or in combination with other information and data.

14.	Party b agrees that party a shall not be liable for the following circumstances: (1) failure to provide the services not due to the intention or negligence of party a or the traffic trading system; (2) party b and / or any third party suffer damage due to the intent or negligence of party b or the DPS platform and / or agreements with Party A, or violates party A, etc Platform rules.

(No body written below the Bank)

Party A: Henan Ocean Engine Information Technology Co., LTD

(Sealed by the Service Party)

Date: January 01, 2024

Loss; (3) Party B violates this Agreement, or violates other agreements, contracts

Party B: Beijing HaoXi Digital Technology Co., LTD

(Customer Seal)

Date: January 01, 2024